SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                     THE EMPIRE DISTRICT ELECTRIC COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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[X] No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    previously.  Identify the previous filing by registration  statement number, or the Form or Schedule and the date of its filing.

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



                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                              602 JOPLIN STREET
                            JOPLIN, MISSOURI 64801


                                                                March 21, 1997


Dear Stockholder:


   You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:30 a.m., Joplin time, on Thursday, April 24, 1997 at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

   At the meeting, stockholders will be asked to elect four persons to the Company's Board of Directors for three-year terms.


   Your participation in this meeting either in person or by proxy is important. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy promptly. At the meeting, if you desire to vote in person, you may withdraw your proxy.

                                             Sincerely,

                                             /s/ R.L. Lamb

                                             R.L. Lamb
                                             President

                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                              602 JOPLIN STREET
                            JOPLIN, MISSOURI 64801


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Holders of Common Stock:


   Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company (the "Company") will be held on Thursday the 24th of April, 1997, at 10:30 a.m., Joplin time, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, for the following purposes:

   1. To elect four Directors for terms of three years.


   2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

   Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.


   Holders of Common Stock of record on the books of the Company at the close of business on March 3, 1997 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at the office of the Company, 602 Joplin Street, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.


   STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


Joplin, Missouri
Dated: March 21, 1997


                                             J.S. Watson
                                             Secretary-Treasurer

                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                              602 JOPLIN STREET
                            JOPLIN, MISSOURI 64801

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 24, 1997

   This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, a Kansas corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 24, 1997, and at any and all adjournments of the meeting.


   A form of proxy is enclosed for execution by stockholders. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of the Company, or a duly executed proxy bearing a later date or voting in person at the meeting.


   A copy of the Annual Report of the Company for the year ended December 31, 1996 has been mailed to each stockholder of record on the record date for the meeting. You are urged to read the entire Annual Report.

   The entire cost of the solicitation of proxies will be borne by the Company. Solicitation, commencing on or about March 21, 1997, will be made by use of the mails, telephone, telegraph and by regular employees of the Company without additional compensation therefor. The Company will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies and will reimburse such brokers or other persons for their expense in so doing.

   March 3, 1997 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 16,448,309 shares of Common Stock outstanding. Holders of Common Stock will be entitled to one vote per share on all matters presented to the meeting.


   No person to the knowledge of the Company is the beneficial owner of 5% or more of any class of the Company's voting securities.

                           1. ELECTION OF DIRECTORS


   The Board of Directors is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by such proxies for the election of Mr. R.D. Hammons, Mr. J.R. Herschend, Mr. M.W. McKinney, and Mrs. M.M. Posner as Class I Directors, all of whom are members of the current Board of Directors. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting with any abstentions being treated as shares not voted.


   While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

   The name, age, principal occupation for the last five years, period of service as a Director of the Company and certain other directorships of each Director of the Company are set forth below.

                              CLASS I DIRECTORS
                 (TERMS EXPIRE IN 1997, NOMINEES FOR ELECTION
                  AT THE ANNUAL MEETING OF STOCKHOLDERS FOR
                           TERMS TO EXPIRE IN 2000)

   R.D. Hammons, 63, Chief Executive Officer, Chairman and Director of Hammons Products Company (food processing). Director of the Company since 1983.

   J.R. Herschend, 64, Co-owner, co-founder and Chairman of the Board of Directors of Silver Dollar City, Inc. (entertainment attractions). Director of the Company since January 1994. Director of Ozark Mountain Bank, Branson, Missouri; Director of Central Bancompany, Jefferson City, Missouri.

   M.W. McKinney, 52, Executive Vice President-Commercial Operations of the Company since 1995. Executive Vice President of the Company from 1994 to 1995. Vice President-Customer Services of the Company from 1982 to 1994. Director of the Company since 1991. Mr. McKinney will become President and Chief Executive Officer of the Company effective April 1, 1997.

   M.M. Posner, 57, President and Principal of Posner McCleary Inc., an international advertising, marketing and communications firm. Director of the Company since 1991. Director of United Missouri Bank of Jefferson City, Jefferson City, Missouri.


                              CLASS II DIRECTORS
                            (TERMS EXPIRE IN 1998)


   V.E. Brill, 55, Vice President-Energy Supply of the Company since 1995. Vice President-Finance of the Company from 1983 to 1995. Director of the Company since 1989.

   R.C. Hartley, 49, President of The Hartley Agency (independent insurance agency); Chairman and Vice President of Kansas Information Consortium, Inc. (network manager of the Information Network of Kansas). Director of the Company since 1988.

   F.E. Jeffries, 66, Chairman and Director of Phoenix Duff & Phelps Corporation (financial services firm). Director of the Company since 1984. Director of Duff & Phelps Utilities Income Inc., Chicago, Illinois; Duff & Phelps Utilities
Tax-Free Income Inc., Chicago, Illinois; Duff & Phelps Utility and Corporate Bond Trust Inc., Chicago, Illinois.

                             CLASS III DIRECTORS
                            (TERMS EXPIRE IN 1999)

   M.F. Chubb, Jr., 63, Senior Vice President of Eagle-Picher Industries Inc. (diversified industrial products) until 1996 (retired). Director of the Company since 1991. Director of Eagle-Picher Industries Inc., Cincinnati, Ohio until 1996 (retired).

   R.L. Lamb, 64, President of the Company since 1982. Executive Vice President of the Company from 1978 to 1982. Vice President-Customer Services of the Company from 1974 to 1978. Director of the Company since 1978. Mr. Lamb will retire as President of the Company effective March 31, 1997, but will continue as a Director of the Company.

   R.E. Mayes, 62, Chairman, President and Chief Executive Officer of Carmar Group Inc. (underground storage). Director of the Company since 1991. Director of United Missouri Bancshares, Kansas City, Missouri.


DIRECTOR COMPENSATION


   Each Director of the Company who is not an officer or full-time employee of the Company is paid a monthly retainer for his or her services as a Director at a rate of $12,000 per annum. In addition, a fee of $750 is paid to each such Director for each regular meeting or any special meeting of Directors and for each meeting of a Committee of the Board (the chairman of each Committee receives an additional

$250 for each such Committee meeting) which such Director attends in person or by telephone. During 1996, the Board of Directors held eight meetings. The Company's 1996 Stock Incentive Plan permits Directors of the Company to receive shares of Common Stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services as such under the terms of the Company's Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.


COMMITTEES OF THE BOARD OF DIRECTORS


   The Company has an Audit Committee of the Board of Directors. The Audit Committee reviews with the Company's independent auditors the scope and results of its auditing procedures, meets with the Company's internal auditors regarding internal auditing procedures and establishes procedures to assure the adequacy of the accounting practices and internal controls of the Company. The Audit Committee held two meetings during 1996. The members of the Audit Committee are Messrs. Chubb, Hartley and Jeffries and Mrs. Posner.

   The Company has a Compensation Committee of the Board of Directors. The Compensation Committee fixes the compensation of each of the senior officers of the Company and administers certain of the Company's employee benefit plans. The Committee held one meeting during 1996. The members of the Compensation Committee are Messrs. Herschend, Jeffries and Mayes and Mrs. Posner.

   The Company has a Nominating Committee of the Board of Directors which meets to suggest to the Board nominees to fill vacancies on the Board of Directors when they occur. The Committee met one time in 1996. The members of the Nominating Committee are Messrs. Chubb, Hammons, Herschend and Mayes. The
Nominating Committee will consider nominees recommended by stockholders for election to the Board of Directors. Recommendations of nominees for election should be submitted in writing to the Secretary-Treasurer of the Company.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS


   The following table shows information with respect to the number of shares of Common Stock of the Company beneficially owned as of March 3, 1997 by the Chief Executive Officer, the three other most highly compensated executive officers of the Company, each Director and the Directors and executive officers of the Company, as a group. The shares reported as beneficially owned include (a) shares owned by certain relatives with whom the Directors or officers are presumed for proxy statement reporting purposes to share voting or investment power and (b) shares accrued for the benefit of certain officers under certain employee benefit plans of the Company.


                                                     SHARES OF COMMON
                                                    STOCK BENEFICIALLY
           NAME           POSITION                         OWNED
     ----------------  ---------------------------- -------------------
     R.L. Lamb ......  President                         19,640
     M.W. McKinney ..  Executive Vice President-         17,010
                        Commercial Operations
     V.E. Brill......  Vice President-Energy Supply       6,607
     R.B. Fancher ...  Vice President-Finance             1,657
     M.F. Chubb, Jr.   Director                           2,975
     R.D. Hammons ...  Director                           2,688
     R.C. Hartley ...  Director                           5,186*
     J.R. Herschend .  Director                           1,500
     F.E. Jeffries ..  Director                          15,218
     R.E. Mayes .....  Director                           1,000
     M.M. Posner  ...  Director                          10,800
     Directors and executive officers, as a group..      87,679


   * Mr. Hartley also beneficially owns 2,000 shares of the Company's 8 1/8 % Cumulative Preferred Stock.


No Director or officer owns more than 0.5% of the outstanding shares of the Company's Common Stock or 8 1/8 % Cumulative Preferred Stock. No Director or officer owns any shares of the Company's 5% Cumulative Preferred Stock or 4 3/4 % Cumulative Preferred Stock. The Directors and executive officers as a group own less than 1% of the outstanding shares of the Company's Common Stock and of its 8 1/8 % Cumulative Preferred Stock.

                          2. EXECUTIVE COMPENSATION


   Set forth below is information concerning the various forms of compensation of each person who was at December 31, 1996 (i) the Chief Executive Officer of the Company or (ii) one of the three most highly compensated executive officers of the Company, other than the Chief Executive Officer.


                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                  COMPENSATION
                                     ANNUAL COMPENSATION             AWARDS
                             ----------------------------------- --------------
     NAME AND                                                      RESTRICTED    ALL OTHER
    PRINCIPAL                                      OTHER ANNUAL       STOCK       COMPEN-
     POSITION          YEAR    SALARY     BONUS    COMPENSATION    AWARD(S)(1)   SATION(2)
-------------------  ------- ---------- --------- -------------- -------------- ----------
R.L. Lamb(3).......  1996    $230,000   $10,124      $  125         $10,116        $5,910
 President.........  1995     220,000    21,788         --           21,772         4,410
                     1994     208,500    11,341          91          11,332         4,308
M.W. McKinney(3) ..  1996     140,000     5,806         222           5,814         4,470
 Executive Vice....  1995     127,000     9,019         930           9,016         3,365
 President-........  1994     114,500     2,691         143           2,686         3,744
 Commercial
 Operations
V.E. Brill.........  1996     123,000     3,879         --            3,870         4,327
 Vice President-...  1995     114,500     6,185         --            6,187         3,763
 Energy Supply.....  1994     109,000     2,612         212           2,620         3,749
R.B. Fancher.......  1996     113,000     2,942         --            2,934         4,055
 Vice President-...  1995     103,667     4,788         180           4,800         3,685
 Finance...........  1994      98,000     2,346       1,228           2,358         3,360

----------

(1) As of December 31, 1996, Messrs. Lamb, McKinney, Brill and Fancher had been awarded 2132, 729, 569 and 470 shares, respectively, of unvested restricted stock which on such date had values of $39,975, $13,669, $10,669 and $8,813, respectively. Messrs. Lamb, McKinney, Brill and Fancher were awarded 562, 323, 215 and 163 shares, respectively, for 1996. Dividend equivalents are paid on such shares. All of the foregoing shares were awarded pursuant to either the Company's 1986 or 1996 Stock Incentive Plan.

(2) Includes for 1996: (a) Company matching contributions under the Company's 401(k) Retirement Plan in the amounts of $3,750, $4,204, $3,686 and $3,395 for Messrs. Lamb, McKinney, Brill and Fancher, respectively, and (b) Company payments of premiums for term life insurance on behalf of Messrs. Lamb, McKinney, Brill and Fancher in the amount of $2,160, $266, $641 and $660, respectively.

(3) R.L. Lamb will retire as President of the Company effective March 31, 1997. M.W. McKinney will become President and Chief Executive Officer of the Company effective April 1, 1997. Mr. Lamb will continue as a Director of the Company.


RETIREMENT PLANS

   The Company maintains a Retirement Plan covering substantially all employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted under certain conditions. The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") which covers officers of the Company who are participants in the Retirement Plan. The SERP is intended to provide benefits which, except for the application of the limits of Section 415 and Section 401(a)(17) of the Code, would have been payable under the Retirement Plan. The SERP is not qualified under the Code and benefits payable thereunder are paid out of the general funds of the Company.

   The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and Years of Credited Service classifications. These amounts are based on an assumed final rate of compensation and retirement at normal retirement age of 65 and are approximated without consideration of any reduction which would result from various options which may be elected prior to actual retirement.


                               PENSION PLAN TABLE


  AVERAGE                              YEARS OF CREDITED SERVICE(b)
  ANNUAL          ---------------------------------------------------------------------
EARNINGS(a)        15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
----------------  ---------- ---------- ----------- ----------- ----------- -----------
 100,000........  22,725     30,300     37,875       45,450      53,025      61,150
 125,000........  28,825     38,425     48,025       57,650      67,250      77,400
 150,000........  34,925     46,550     58,200       69,825      81,475      93,650
 175,000........  41,000     54,675     68,350       82,025      95,700     109,900
 200,000........  47,100     62,800     78,500       94,200     109,900     125,000
 225,000........  53,200     70,925     88,650      106,400     124,125     125,000
 250,000........  59,300     79,050     98,825      118,575     125,000     125,000

----------

(a) "Average Annual Earnings" is the average annual compensation over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. The compensation used to calculate such average for a salaried employee is the aggregate of the employee's annual compensation which generally corresponds with the employee's salary and incentive compensation. The earnings of Messrs. Lamb, McKinney, Brill and Fancher covered by the plans correspond substantially to such amounts shown for them in the Summary Compensation Table.

(b) As of December 31, 1996, Messrs. Lamb, McKinney, Brill and Fancher had accrued 39, 29, 34 and 25 Years of Credited Service, respectively, under the Retirement Plans.


SEVERANCE PAY PLAN

   The Company has a severance pay plan (the "Severance Plan") which provides certain key employees with severance benefits following a change in control of the Company. A change in control generally includes: (i) certain events relating to the continued existence of the Company in its current form; (ii) an acquisition by any person of 10% or more of the securities entitled to vote in the election of directors or (iii) the current Directors, or their approved successors, no longer constitute a majority of the Board of Directors. Certain executive officers and senior managers of the Company have been selected by the Compensation Committee of the Board of Directors to enter into one-year agreements pursuant to the Severance Plan which are automatically extended for one-year terms unless the Company has given prior notice of termination.


   A participant in the Severance Plan is entitled to receive certain benefits in the event of certain involuntary terminations of employment occurring within three years after a change in control, or a voluntary termination of employment occurring between twelve and eighteen months after a change in control. A senior officer participant would be entitled to receive benefits of three times such participant's annual compensation, as determined by the Board of Directors and set forth in the applicable agreement. A participant who is not a senior officer would receive approximately two weeks of severance compensation for each full year of employment with the Company with a minimum of 17 weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed. In addition, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and other employee benefit plans of the Company in existence at the time of the change in control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


   The Company's executive compensation policies are designed to enable the Company to attract and retain high caliber individuals for key positions while at the same time linking their compensation to the Company's financial performance and their own performance. The linkage between compensation and performance is accomplished by dividing executive compensation into two components: a base salary that is set at the beginning of the year and incentive compensation that is determined at the end of the year based on the extent to which specific, predetermined goals were achieved. Depending on the extent to which these goals are met, the Company's senior executives can earn total compensation which is above, at or below the level of senior executive compensation at comparable electric utilities.


   At the beginning of each year, the Committee determines a target total compensation amount for each senior executive, including the President. To determine this amount, the Committee first takes the mid-point of the range of total compensation paid to executives in positions comparable to that of the Company's President at other utilities. The Committee then determines a corresponding amount for each other senior officer based on a comparison of the officer's responsibilities with those of the President. The resulting amount is adjusted for each senior officer to reflect the officer's experience and performance. In determining the appropriate mid-point amounts in 1996, the Committee used an industry compensation study prepared by a management consulting firm and took into account increases in compensation for businesses generally in 1996 predicted by various consulting firms and recent compensation increases received by the Company's employees. A greater number of companies were included in the management consulting firm's study than are included in the Standard & Poor's Electric Companies Index used in the Performance Chart. The companies included in that study are, for the most part, either electric or electric and gas utilities.

   The Company's total compensation package for senior executives, including the President, has an incentive compensation component. Executives can earn incentive compensation based on the extent to which Company and personal performance goals are met. In 1996, the areas in which performance was measured in determining incentive compensation and the relative weighting of each area were: (1) the Company's return on common equity compared to that of all other electric utilities reported in an industry survey of approximately 165 electric and gas utilities over a five-year period (40%), (2) reduction of controllable expenses over a five-year period (20%), (3) control of fuel and purchase power expenses (20%) and (4) for each senior officer, the achievement of predetermined personal goals for the year (20%).

   In each of these four areas, three performance levels, "threshold," "par" and "maximum," are set at the beginning of the year. For executives to receive any incentive compensation based on any particular performance measure, at least the "threshold" level of performance must have been achieved. Greater incentive compensation is payable if the "par" or "maximum" performance level is achieved. If the par level objective in each of the four performance areas is achieved, each senior executive would receive incentive compensation which, when added to base salary, would equal the individual's target total compensation. In 1996, the Company did not meet the threshold level of performance for control of fuel and purchase power expenses. It also did not meet the "threshold" level of performance for return on equity. The Company did meet the "par" level, and came close to the "maximum" level, of performance for reduction of controllable expenses.

   Regardless of the extent to which the four performance criteria are met in any year, no incentive compensation is payable in any year in which the Company does not pay dividends per share of Common Stock at least equal to the dividends per share paid in the preceding year. In 1996, the dividends paid on each share of the Company's Common Stock were equal to those paid in 1995.

   The Company's incentive compensation policy also seeks to encourage senior executives to hold down the Company's electric rates so that the Company can remain competitive with alternate energy suppliers by adjusting incentive compensation otherwise payable to reflect the level of the Company's residential electric rates compared to those of the 12 other utilities in the Company's geographic area. The adjustment ranges from a 10% increase in incentive compensation if the Company has the lowest rates in the comparison group to elimination of incentive compensation if the Company is one of the four companies in the comparison group with the highest rates. In 1996, Empire had the fourth lowest retail electric rates of the 13 utilities, which resulted in no adjustment to incentive compensation.


   Incentive compensation is typically paid one-half in cash at the end of the year and one-half in Common Stock. The Common Stock portion of incentive compensation is restricted stock that generally is not issued unless the recipient continues to be employed by the Company for three years after the stock is awarded. The three-year vesting period is intended to encourage continuity among the Company's senior executives. In addition, by increasing the stock ownership of senior management, it is hoped that these individuals will have an even greater incentive to advance the interests of the Company's stockholders.


   The President's compensation is determined in the same manner as the compensation for the other senior executives. In 1996, the President's base salary was increased 4.55% above its 1995 level reflecting in part the President's leadership in connection with the steps taken by the Company to improve its competitiveness. These steps included changing the way various options for meeting the Company's future capacity requirements are analyzed to take into account anticipated competition and determining to restructure the Company's organizational structure to promote efficiency and effectiveness, a determination which led to the continued implementation of the Company's Competitive Positioning Process in 1996, a program first instituted in the fall of 1995. In setting the President's 1996 target total compensation, the Committee also took into account the Company's ongoing efforts to obtain cost effective sources of energy to meet anticipated future demand and the
President's involvement in local economic development activities and his membership on the board of directors of two industry organizations. The President's incentive compensation is based on the same factors as the incentive compensation of the other senior executive officers, although a greater percentage of the President's target total compensation is comprised of incentive compensation. As a result of the level of attainment of performance goals, the sum of Mr. Lamb's base salary and his incentive compensation for 1996 was approximately 91.2% of his target total compensation.


   Based on the Company's current level of executive compensation, the Committee does not believe it necessary to adopt a policy with respect to Section 162(m) of the Internal Revenue Code at this time.

F.E. Jeffries, Chairman
J.R. Herschend
R.E. Mayes
M.M. Posner

COMPARISON OF STOCKHOLDER RETURNS


   Set forth below is a graph indicating the value at the end of the specified years of a $100 investment made on December 31, 1991 in Company Common Stock and similar investments made in the securities of the companies in the Standard & Poor's 500 Composite Index ("S&P 500 Composite") and the Standard & Poor's Electric Companies Index ("Electric Companies"). The graph assumes that dividends were reinvested when received.



                                IMAGE OMITTED

(Performance graph -- Total return to stockholders from December 31, 1991 to December 31, 1996 for the Company, S$P 500 Composite and the S&P Electric Companies index).


                          The  Empire
                            District        S&P 500      Electric
                       Electric Company    Composite      Companies
             1991 ...   $   100.00        $   100.00     $   100.00
             1992 ...        94.04            107.62         105.88
             1993 ...        97.15            118.46         119.23
             1994 ...        80.64            120.03         103.65
             1995 ...        96.75            165.13         135.87
             1996 ...       108.78            203.05         135.65


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of the Company's equity securities. Securities and Exchange Commission regulations require that Directors and executive officers furnish to the Company copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all its officers and directors complied with applicable
Section 16(a) filing requirements.

                               3. OTHER MATTERS

   Price Waterhouse LLP has been the Company's independent auditors since 1992. Representatives of Price Waterhouse LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask and such representatives will have an opportunity to make a statement at the meeting.

   The Company knows of no other matter to come before the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                           4. STOCKHOLDER PROPOSALS


   The Company will not consider including a stockholder's proposal for action at its 1998 Annual Meeting in the proxy material to be mailed to its stockholders in connection with such meeting unless such proposal is received at the principal office of the Company no later than November 21, 1997.

Dated: March 21, 1997


   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           CAHILL GORDON & REINDEL
                                80 PINE STREET
                           NEW YORK, NEW YORK 10005


                                March 21, 1997
                                                                (212) 701-3135


          Re:  The Empire District Electric Company;
               Definitive Proxy Statement
               -------------------------------------

Ladies and Gentlemen:


   On behalf of The Empire District Electric Company, we are filing, via EDGAR, under the Securities Exchange Act of 1934, as amended, a copy of the Company's notice of meeting, proxy statement and form of proxy, to be used in connection with the Company's Annual Meeting of Stockholders to be held on April 24, 1997.

   Copies of the material filed herewith are intended to be released to stockholders on or about March 21, 1997.


   Any questions or comments regarding this filing should be directed to the undersigned at the above-listed number.


                                                  Very truly yours,

                                                  /s/ John Carey

                                                  John Carey

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
cc: Ms. Janet S. Watson
Gary W. Wolf, Esq.
Jeffrey M. Held, Esq.

P R O X Y

                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
                     THE EMPIRE DISTRICT ELECTRIC COMPANY


   KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints M.W. McKINNEY, R.B. FANCHER and J.S. WATSON, or any one of them, with power of substitution, as attorneys and proxies to appear and vote all the shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Empire District Electric Company to be held at the Holiday Inn, 3615 South Range Line, in the City of Joplin, State of Missouri, on the 24th day of April, 1997, at 10:30 a.m., Joplin time, and at any and all adjournments and postponements thereof, in the manner indicated on the reverse hereof.


                       (CONTINUED ON THE REVERSE SIDE)

                                                                                                    [X]  Please mark
                                                                                                          your vote
                                                                                                           as this

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR item (1)
(1)  The election of directors

FOR  the  election  of  Directors  in  accordance  with  the  provisions  of the          WITHHOLD AUTHORITY to vote
accompanying  proxy statement  (except as marked to the contrary  below)                  for all nominees listed below

                              [ ]                                                                   [ ]


(Instruction: You may withhold authority to vote for any individual nominee by striking a line through the nominee's name below:)
Class I (to serve until the 2000 Annual Meeting): R.D. Hammons, J.R. Herschend, M.W. McKinney and M.M. Posner
-----------------------------------------------------------------------------------------------------------------------------------


(2) Upon any other matter which may properly come before the meeting in their discretion.

                                                                                     Every  properly  signed proxy will be voted in
                                                                                     the  manner   specified  hereon  and,  in  the
                                                                                     absence  of  specification,  will be voted FOR
                                                                                     item (1).


                                                                                     The undersigned hereby acknowledges receipt of
                                                                                     the Notice of Annual  Meeting of  Stockholders
                                                                                     and Proxy Statement annexed thereto and of the
                                                                                     Company's Annual Report for 1996.


   Signature(s)                                                                             Date
                --------------------------------------------------------------------              ----------------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

P R O X Y
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
                     THE EMPIRE DISTRICT ELECTRIC COMPANY


   KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints M.W. McKINNEY, R.B. FANCHER and J.S. WATSON, or any of them, with power of substitution, as attorneys and proxies to appear and vote all the shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Empire District Electric Company to be held at the Holiday Inn, 3615 South Range Line, in the City of Joplin, State of Missouri, on the 24th day of April, 1997, at 10:30 a.m., Joplin time, and at any and all adjournments and postponements thereof, in the manner indicated on the reverse hereof.


                       (CONTINUED ON THE REVERSE SIDE)

The Board of Directors recommends a vote FOR item (1).

(1)  The election of directors

     FOR the election of Directors in accordance with the provisions of the accompanying proxy statement (except as marked to the contrary below) [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

  (Instruction: You may withhold authority to vote for any individual nominee  by striking a line through the nominee's name below:)

  Class I (to serve  until  the 2000  Annual  Meeting):  R.D.  Hammons,  J.R. Herschend, M.W. McKinney and M.M. Posner.


(2)  Upon any other matter  which may properly  come before the meeting in their discretion.

   EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR
   ITEM (1).


   The undersigned hereby  acknowledges  receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement annexed thereto and of the Company's Annual Report for 1996.

                                                                                            Dated: __________________________, 1997

                                                                                            ________________________________________


                                                                                            ________________________________________
                                                                                                    Signature(s) of Stockholder

                                                                                           NOTE: Please sign as name appears hereon.
                                                                                                 Joint owners should each sign. When
                                                                                                 signing  as   attorney,   executor,
                                                                                                 administrator, trustee or guardian,
                                                                                                 please give full title as such.

                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
